UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2016

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 28, 2016, Agree Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership of Agree Realty Corporation (the “Company”), entered into a Note Purchase Agreement (the “Agreement”) with the institutional investors named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes of the Operating Partnership. Pursuant to the Agreement, the Operating Partnership issued to the Purchasers $60 million aggregate principal amount of its 4.42% senior unsecured notes due July 28, 2028 (the “Notes”). The Notes are guaranteed by the Company.

The Notes bear interest at an annual fixed rate of 4.42% and mature on July 28, 2028. Interest is payable semi-annually on January 28th and July 28th of each year, beginning on January 28, 2017.

The Operating Partnership may at any time prepay the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus a “make-whole” prepayment premium. In the event of a Change in Control (as defined in the Agreement) of the Company, the Company may be required to offer to prepay the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Agreement contains customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company, Operating Partnership and its subsidiaries with respect to incurrence of indebtedness, disposition of assets, mergers and transactions with affiliates. The Agreement contains customary events of default with customary grace periods, as applicable. The Operating Partnership may use the proceeds from the sale of the Notes to repay amounts outstanding on an existing credit facility and for general corporate purposes.

The Notes are being sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or any state or other jurisdiction's securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions' securities laws.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Note Purchase Agreement, dated as of July 28, 2016 by and among Agree Limited Partnership, Agree Realty Corporation and each of the Purchasers thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Matthew M. Partridge
	Name:	Matthew M. Partridge
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: July 28, 2016

EXHIBIT INDEX

Exhibit	Description

10.1	Note Purchase Agreement, dated as of July 28, 2016 by and among Agree Limited Partnership, Agree Realty Corporation and each of the Purchasers thereto.